                                                                    Exhibit 23.5


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Post Effective Amendment No. 1 to the registration statement (No. 333-39369) on Form S-3 of Boykin Lodging Company of our report dated February 26, 1997, with respect to the consolidated balance sheet of Red Lion Inns Limited Partnership and its subsidiary limited partnership (the "Partnership") as of December 31, 1996 and the related consolidated statements of income, partners' capital and cash flows for the year then ended, which report appears in the Form 8-K of Boykin Lodging Company dated January 28, 1998.


                                     KPMG Peat Marwick LLP


Orange County, California
January 29, 1998